Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Tucana Lithium Corp. (the “Company”) on Form 10-K for the year ending August 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jordan Starkman, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Report on Form 10-K for the year ending August 31, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Report on Form 10-K for the year ending August 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of Tucana Lithium Corp.

Dated: November 30, 2012

TUCANA LITHIUM CORP.

By:	/s/Jordan Starkman
Jordan Starkman
President and Secretary (Duly Authorized Officer, Principal Executive Officer and Principal Financial Officer)